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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-37848, 333-84403 and 333-60335) pertaining to the 1998
Employee Incentive Compensation Plan of Career Education Corporation and Subsidiaries of our report dated January 23, 2003, except for Note 18, as to which the date is February 18, 2003, with respect to the consolidated financial statements of Career Education Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Chicago, Illinois
March 10, 2003